Exhibit 3.17

CERTIFICATE OF FORMATION

OF

GOODMAN HOLDING COMPANY, L.L.C.

This Certificate of Formation of Goodman Holding Company, L.L.C. (the “LLC”), dated as of March 7th, 2001, has been duly executed and is being filed by Goodman Holding Company, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Goodman Holding Company, L.L.C.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

GOODMAN HOLDING COMPANY,
Authorized Person

By:	/s/ Ben D. Campbell
Name:	Ben D. Campbell
Title:	Executive Vice President, Secretary and General Counsel
Authorized Person